                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as Permitted by
[X] Definitive Proxy Statement                Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                         IMPAC MORTGAGE HOLDINGS, INC.
               (Name of Registrant as Specified In Its Charter)


                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

     Notes:

                         IMPAC MORTGAGE HOLDINGS, INC.

                                1401 DOVE STREET
                        NEWPORT BEACH, CALIFORNIA 92660

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 July 24, 2001
                             9:00 a.m. Pacific Time

   You are cordially invited to the Annual Meeting of Stockholders of IMPAC MORTGAGE HOLDINGS, INC., a Maryland corporation (the "Company" or "IMH"), to be held at the Hyatt Regency Irvine, 17900 Jamboree Blvd., Irvine, California 92614, on July 24, 2001, at 9:00 a.m. Pacific Time.

   The Annual Meeting of the Stockholders of the Company is being held for the following purposes:

  1. To elect a Board of Directors to serve for the ensuing year;

  2. To consider and act upon a proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2001;

  3. To approve the Company's 2001 Stock Option, Deferred Stock, and Restricted Stock Plan; and

  4. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only holders of Common Stock of record at the close of business on April 30, 2001, will be entitled to vote at the meeting.

   Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

Dated: June 1, 2001

                                          For the Board of Directors

                                          /s/ RONALD M. MORRISON

                                          Ronald M. Morrison, Secretary

                          [LOGO OF IMPAC APPEARS HERE]

                         IMPAC MORTGAGE HOLDINGS, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         FOR ANNUAL MEETING TO BE HELD
                    JULY 24, 2001, AT 9:00 A.M. PACIFIC TIME

Voting

   This proxy statement is delivered to you by Impac Mortgage Holdings, Inc. (the "Company" or "IMH") a Maryland corporation, in connection with the Annual Meeting of Stockholders of the Company to be held on July 24, 2001 at 9:00 a.m. Pacific Time at Hyatt Regency Irvine, 17900 Jamboree Blvd., Irvine, California 92614 (the "Meeting"). The approximate mailing date for this proxy statement and the enclosed proxy is June 1, 2001. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for the election of the seven nominees for director named herein, for the ratification of the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2001 and to approve the Company's 2001 Stock Option, Deferred Stock, and Restricted Stock Plan. Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Meeting.

Solicitations

   The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of Common Stock of the Company.

Annual Report

   The Company's Annual Report to Stockholders for the year ended December 31, 2000, is concurrently being provided to each stockholder.

Quorum

   Holders of Common Stock of record at the close of business on April 30, 2001 (the "Record Date") will be entitled to vote at the Meeting. There were 20,385,456 shares of Common Stock, $.01 par value per share, outstanding at that date. Holders of the Company's Series C Preferred Stock are not entitled to vote at the meeting. Each share of Common Stock is entitled to one vote and the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the Meeting. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. The affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary for the ratification of the appointment of KPMG LLP as the Company's independent auditors and to approve the Company's 2001 Stock Option, Deferred Stock, and Restricted Stock Plan. For purposes of the vote on these matters, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Company's Directors are elected annually to serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualify. The Company's Charter and Bylaws currently provide for a variable Board of Directors with a range of between three and fifteen members. The Company's Bylaws give the Board the authority to establish, increase or decrease the number of directors. The size of the Company's Board is currently set at seven. No proxy will be voted for more than seven nominees for Director.

   Unless otherwise directed by stockholders within the limits set forth in the Bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitute the Company's Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a Director of the Company prior to the voting, the proxy holders will refrain from voting for the unavailable nominee or will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Director Nominees

   The following table sets forth certain information with respect to the nominees for Directors of the Company.

                 Name                 Age              Position
                 ----                 --- ---------------------------------
 Joseph R. Tomkinson ................  53 Chairman of the Board and Chief
                                          Executive Officer of IMH, IFC and
                                          IWLG

 William S. Ashmore..................  51 President and Director of IMH and
                                          President and Director of IFC and
                                          IWLG

 James Walsh+(1)(2)..................  51 Director

 Frank P. Filipps+(1)(2).............  53 Director

 Stephan R. Peers+(1)(2).............  47 Director

 William E. Rose+....................  33 Director

 Leigh J. Abrams+....................  58 Director

--------
 +  Unaffiliated Director

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

   Joseph R. Tomkinson has been Chairman of the Board since April 1998 and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Impac Funding Corporation ("IFC") and Impac Warehouse Lending Group, Inc. ("IWLG") since their formation. From August 1995 to April 1998, he was Vice Chairman of the Board of IMH. From February 1997 to May 1999, he was Chairman of the Board and Chief Executive Officer of Impac Commercial Holdings, Inc. ("ICH"), a publicly traded Real Estate Investment Trust investing in commercial mortgage assets, and Impac Commercial Capital Corporation ("ICCC"), ICH's conduit operations. He served as President and Chief Operating Officer of Imperial Credit Industries, Inc. ("ICII") from January 1992 to February 1996 and, from 1986 to January 1992, he was

President of Imperial Bank Mortgage, one of the divisions that later was combined to become ICII in 1992. He was a director of ICII (Nasdaq-ICII) from December 1991 to June of 1999. Mr. Tomkinson brings 26 years of combined experience in real estate, real estate financing and mortgage banking to the Company.

   William S. Ashmore has been President of the Company since its formation, President of IFC, its taxable subsidiary, since March 1997 (after being promoted from Executive Vice President) and a director since IFC's formation, and President and a director of IWLG, the company's qualified subsidiary, since its formation. In July 1997, he became a director of the Company. From February 1997 to May 1999, he was the President and Chief Operating Officer of ICH. From August 1993 to February 1996, he was Executive Vice President and Director of Secondary Marketing at ICII, having been its Senior Vice President of Secondary Marketing since January 1988. From 1985 to 1987, he was Chief Executive Officer and Vice Chairman of the Board of Century National Mortgage Corporation, a wholesale mortgage banking company. Mr. Ashmore has over 25 years of combined experience in real estate, real estate financing and mortgage banking.

   James Walsh has been a Director of the Company since August 1995. In January 2000, he became Managing Director of Sherwood Trading and Consulting Corporation. From March 1996 to January 2000, he was an Executive Vice President of Walsh Securities, Inc. where he directed mortgage loan production, sales and securitization. Mr. Walsh was an executive of Donaldson, Lufkin and Jenrette Securities Corporation from January 1989 through March 1996 where he oversaw residential mortgage securitization, servicing brokerage and mortgage banking services.

   Frank P. Filipps has been a Director of the Company since August 1995. In June 1999, he was elected Chairman and Chief Executive Officer of Radian Group, Inc. (NYSE-RDN) and its principal subsidiary, Radian Guaranty, Inc., (collectively, "Radian") which were formed through a merger of Amerin and CMAC Investment Corporation. Radian provides private mortgage insurance coverage on residential mortgage loans. From January 1995 to June 1999, he served as Chairman, President and Chief Executive Officer of Commonwealth Mortgage Assurance Company ("CMAC"). In 1995, he was elected president and a director of CMAC Investment Corporation (NYSE-CMT), and in January 1996, he was elected Chief Executive Officer of CMAC Investment Corporation. Mr. Filipps originally joined CMAC in 1992 as Senior Vice President and Chief Financial Officer and became Executive Vice President and Chief Operating Officer in 1994.

   Stephan R. Peers has been a Director of the Company since October 1995. In March 2000, he joined Bear, Stearns & Co., Inc. as a Managing Director. From April 1993 to March 2000, he was an Executive Vice President of International Strategic Finance Corporation, Ltd., where he performed corporate finance services for overseas and domestic companies. From January 1998 to June 1998, he was an executive at Aames Financial Corporation, a mortgage loan company. He served as a Managing Director of Resource Bancshares Corporation from August 1995 to October 1997. From April 1989 to April 1993, Mr. Peers was a Vice President in corporate finance at Montgomery Securities where he specialized in financial services institutions.

   William E. Rose has been a director of the Company since August of 2000. Since 1991, Mr. Rose has been associated with HBK Investments L.P. and is currently a Managing Director. His responsibilities include U.S. equity derivatives, private investments and trading. Prior to 1991, Mr. Rose worked for William A.M. Burden & Co., the investment division of the Burden family of New York, and in the Mergers & Acquisitions group of Drexel Burnham, Lambert, Inc.

   Leigh J. Abrams has been a director of the Company since April 2001. Since August 1979, Mr. Abrams has been President, Chief Executive Officer and a Director of Drew Industries Incorporated (AMEX-DW), which manufactures a wide variety of components for manufactured homes and recreational vehicles. Since May 1994, Mr. Abrams has also been President, Chief Executive Officer and a Director of LBP, Inc. (OTC-LBPI). Prior to the sale of its operating assets in 1998, LBP manufactured a variety of specialty building products for the remodeling and residential construction industry. Mr. Abrams, a CPA, has over 30 years of experience in corporate finance, mergers and acquisitions, and operations.

Executive Officers

   Set forth below is information regarding those persons who serve as executive officers of the Company, but who do not serve as directors of the
Company:

      Name                            Age                Position
      ----                            --- -------------------------------------
 Richard J. Johnson..................  38 Executive Vice President and Chief
                                          Financial Officer of IMH, IFC and
                                          IWLG, and Director of IFC and IWLG

 Ronald M. Morrison..................  50 General Counsel and Secretary of IMH,
                                          IFC and IWLG

   Richard J. Johnson is the Executive Vice President, Chief Financial Officer of IMH, IWLG, and IFC. He has held these positions at all three entities since their formation with the exception of the position of Executive Vice President of IMH, which he attained in January 1998. In March of 1996, he was appointed as a director of IFC. From February 1997 to May 1999, he was the Executive Vice President and Chief Financial Officer of ICH and ICCC. From September 1992 to March 1995, he was Senior Vice President and Chief Financial Officer of ICII. From November 1989 to September 1992, he was Vice President and Controller of ICII.

   Ronald M. Morrison became General Counsel of the Company in July 1998. In July 1998, he was also elected Secretary of the Company and in August 1998 he was elected Secretary of IFC and IWLG. From August 1998 to May 1999, he was also General Counsel and Secretary of ICH and ICCC. From 1978 until joining the Company, Mr. Morrison was a partner at the law firm of Morrison & Smith.

   There are no family relationships between any of the Directors or executive officers of the Company.

   All Directors are elected at each annual meeting of the Company's stockholders for a term of one year, and hold office until their successors are elected and qualify. Any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors. Replacements for vacancies occurring among the unaffiliated directors will be elected by a majority vote of the remaining Directors, including a majority of the unaffiliated directors (the "Unaffiliated Directors"). The Company pays an annual director's fee of $20,000 and an additional $1,000 for each meeting attended to each Unaffiliated Director and reimburses such Unaffiliated Director's costs and expenses for attending such meetings.

Committees and Attendance at Board Meetings

   Twelve monthly meetings of the Board of Directors were held in 2000. Each Director attended all meetings held by (i) the Board of Directors and (ii) those committees of the Board of Directors on which such Director served.

   The Audit Committee, established by the Board of Directors on November 1, 1995, reviews (i) the scope of auditing activities performed by the Company's independent auditors, (ii) the policies and procedures of the Company's asset and liability committee, (iii) the Company's investment securities policies and procedures, (iv) cash management procedures and controls and (v) policies and procedures of the Company's secondary marketing activities. The Audit Committee met six times during 2000. The Compensation Committee was established by the Board of Directors on November 16, 1995. The Compensation Committee met three times during 2000. The Board of Directors does not presently have a nominating committee.

                             EXECUTIVE COMPENSATION

   On November 20, 1995, Joseph R. Tomkinson, William S. Ashmore, and Richard
J. Johnson each entered into a five-year employment agreement with a base annual salary, subject to adjustment for inflation, plus bonuses described in footnotes (3) and (4), and in the case of Messrs. Tomkinson and Ashmore, those additional bonuses described in footnote (5). On January 1, 1998, each of these employment agreements was modified and extended to a term expiring on December 31, 2002. In August 1997, these officers modified their employment agreements with IFC to also become officers of RAI Advisors, LLC ("RAI"), the former manager of ICH, and of ICH and ICCC. See "--Employment Agreements." Until May 1999, ICH reimbursed RAI, which reimbursed IFC on a dollar-for-dollar basis (including the service charge referenced below), for the actual cost of providing the services of these officers to the Company based upon the compensation payable to them by IFC, plus a 15% service charge. Salary, other annual compensation and all other compensation were allocated to the Company at a rate of two-thirds and to ICH at a rate of one-third for services performed by the executive officers as part of the submanagement agreement among IMH, IFC and RAI. The submanagement agreement with RAI was terminated in May of 1999. Messrs. Tomkinson, Ashmore, Johnson are no longer officers of ICH and ICCC. The following is the amount of compensation paid to Messrs. Tomkinson, Ashmore, Johnson and Morrison by the Company for the years ended December 31, 2000, 1999 and 1998 (the "Named Executive Officers").

                           Summary Compensation Table

                                                                                       Long-Term
                                                  Annual Compensation Awards         Compensation
                                                ------------------------------------ -------------
                                                                        Other Annual  Securities    All Other
                                                Salary    Bonus         Compensation  Underlying   Compensation
     Name and Principal Position        Year    ($)(1)   ($)(4)            ($)(7)    Options($)(8)    ($)(9)
     ---------------------------        ----    ------- ---------       ------------ ------------- ------------
Joseph R. Tomkinson...................  2000    308,582   338,290(6)       17,267          500          690
 Chairman of the Board; and             1999    274,390   242,630(5)(6)    19,073           --          942
 Chief Executive Officer of IMH, IFC    1998    202,385 1,056,888(3)(6)    12,521       10,000          960
 and IWLG


William S. Ashmore....................  2000    394,143   160,873(6)       13,261          500        1,242
 President of IMH, IFC and IWLG         1999    206,872    98,552(5)(6)    11,705           --        1,615
                                        1998    153,723   753,858(3)(6)     6,921       10,000          838


Richard S. Johnson....................  2000    135,676       -- (5)       15,224          500          290
 Executive Vice President and Chief     1999    103,436       -- (5)       11,705           --          444
 Financial Officer of IMH, IFC and IWLG 1998     76,861   399,099(3)        6,921       10,000          204


Ronald M. Morrison....................  2000    192,564    32,080          15,067          500          716
 General Counsel and Secretary of IMH,  1999(2) 183,046    16,175          12,169           --        1,058
 IFC and IWLG

--------
(1) Total current base salaries are as follows: Joseph R. Tomkinson--$299,988, William S. Ashmore--$238,300; and Richard J. Johnson--$151,285. Until May 1999, the Company was allocated two-thirds for the salary, other annual compensation and all other compensation of these officers. See "Certain Relationships and Related Transactions--Arrangements with ICH."

(2) Mr. Morrison joined the Company in July 1998.

(3) During 1997, pursuant to an Amended and Restated Management Agreement dated January 31, 1997 with Imperial Credit Advisors, Inc., ("ICAI") the Company's former manager, the Company paid 1/4 of the Company's 25% Incentive Payment (as defined therein) for distribution as bonuses and 25% of the per annum base management fee to participants in its executive bonus pool in amounts determined in the sole discretion of the Company's Chief Executive Officer. Such payment was made in lieu of payment of a like amount to ICAI under the Amended and Restated Management Agreement. The Amended and Restated Management Agreement was terminated on December 19, 1997. Mr. Morrison's bonus was not determined based on this formula.

(4) Includes a quarterly bonus equal to the aggregate dividend such person would have received from the Company on all shares of Common Stock underlying unexercised stock options held by such person which were outstanding on the date of payment of said bonus; provided, however, that quarterly bonuses were paid for each of the four quarters of 1997 since the dividend that would be payable by the Company on shares of its Common Stock for the subject quarter after payment of all such quarterly bonuses equaled or exceeded fifteen percent (15%) (on an annualized basis) of $8.67 (after giving effect to the stock split in November 1997), and quarterly bonuses have been and will be paid for each calendar quarter thereafter, if the dividend that would be payable by the Company on shares of its Common Stock for the subject quarter equals or exceeds such level as determined by a majority of the Unaffiliated Directors, which remained at fifteen percent (15%) for 2000 and 1999. Such persons will not be required to refund any portion of such bonuses previously earned regardless of the level of dividends in subsequent quarters. Mr. Morrison's bonus was not determined based on this formula. None of the named Executive Officers received this bonus in 2000 and 1999 since the criteria were not achieved.

(5) Includes the Incentive Compensation as described in "--Employment
    Agreements."

(6) Messrs. Tomkinson and Ashmore are each entitled to performance and profitability bonuses.

(7) Consists of a car allowance paid by the Company and contributions paid by the Company under the 401(k) plan. See "--401(k) Plan."

(8) Consists of shares underlying options granted under IMH's 1995 Stock Option Plan (as described below).

(9) For each person, consists of payments on group term-life insurance.

Option Grants, Cancellations, Exercises and Year-End Values

   No stock options were granted to the Named Executives Officers during the fiscal year ended December 31, 2000. During 2000 the Company cancelled 240,000, 135,000 and 52,500 in stock options for Joseph R. Tomkinson, William
S. Ashmore and Richard J. Johnson, respectively.

        Aggregated Option Exercises in 2000 and Year-End Option Values

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                                                     Options At Fiscal      In-the-Money Options at
                           Shares                     Year-End(#)(1)         Fiscal Year-End($)(2)
                         Acquired on    Value    ------------------------- -------------------------
                         Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
                         ----------- ----------- ----------- ------------- ----------- -------------
Joseph R. Tomkinson.....      --          --       10,500          --           --           --
William S. Ashmore......      --          --       10,500          --           --           --
Richard J. Johnson......      --          --       10,500          --           --           --
Ronald M. Morrison......      --          --        9,768          --           --           --

--------
(1) For a description of the terms of such options, see "--Stock Option Plan."
(2) The value of unexercisable "in-the-money" option is based on a price per share of $2.95, which was the price of a share of Common Stock as quoted on the American Stock Exchange at the close of business on December 31, 2000, minus the exercise price, multiplied by the number of shares underlying the option.

Employment Agreements

   On November 20, 1995, each of Messrs. Tomkinson, Ashmore and Johnson entered into a five-year employment agreement with IFC. In August 1997, in connection with the public offering of ICH, each officer's employment agreement was amended and restated to allow him or her to become an officer of RAI (and of ICH and ICCC). See "--Executive Compensation--Summary Compensation Table" for annual salary and bonus descriptions. RAI agreed to cause each of its officers to devote as much of his or her time to the operations of ICH as was necessary. On January 1, 1998, each of these employment agreements was modified and extended to a term expiring on December 31, 2002. Until May 1999, ICH reimbursed RAI, who reimbursed IFC, on a dollar for dollar basis, including a service charge (see "Certain Transactions and Related Transactions--Arrangements with ICH"), for the actual cost of providing the services of its officers to ICH based upon the compensation payable to them by IFC, plus a 15% service charge.

   Pursuant to the employment agreements, if the officer is terminated without cause (as defined therein) then the officer will receive (i) his or her base salary for a period of one year following the date of termination, (ii) any bonus or incentive compensation prorated through the date of termination; provided that if the bonus or incentive compensation is discretionary, then the officer will receive a payment at least equal to the last previous payment made to the officer, if any, for the previous year prorated to the date of termination, and (iii) any expense reimbursements. Each officer agreed that during the term of the employment agreement and for a period of one year from the date of termination he or she will not compete with the Company if the agreement is voluntarily terminated by the officer. Upon any merger, transfer of assets, dissolution, liquidation or consolidation, the surviving corporation or transferee is bound by such employment agreement, and the Company has agreed to take all action to ensure such.

   Effective as of January 1998 and in lieu of accepting 25% of the fee owed in connection with the termination of the Management Agreement between the Company and ICAI, Messrs. Tomkinson, Ashmore and Johnson amended each of their employment agreements so that if the Company's annualized Return on Equity (as defined therein) during any fiscal quarter is in excess of the ten year U.S. Treasury rate plus 200 basis points, each officer will receive an additional bonus of 4.0875%, 4.25%, and 3.0%, respectively, of such excess (the "Incentive Compensation"). 18% of each officer's Incentive Compensation will be deposited in a deferred compensation plan, one-third of which will be released one year from the quarter in which it is deposited plus the applicable accrued interest on such released amount at a rate of the Ten Year Average Yield (as defined therein) plus 200 basis points. 80% of the remainder of the Incentive Compensation will be paid to each officer in cash and 20% will be used by each officer to purchase shares of the Company's Common Stock pursuant to its Dividend Reinvestment and Stock Purchase Plan.

   Pursuant to an "at will" employment offer letter dated May 28, 1998, Ronald
M. Morrison was hired as General Counsel and Secretary of the Company with a base salary of $180,000 and an annual discretionary bonus of up to 20% of his base salary based upon performance and corporate profitability objectives.
Mr. Morrison is also eligible to stock options under the Company's Stock Option Plan, a monthly car allowance and expense reimbursements.

Stock Option Plan

   The Company's 1995 Stock Option, Deferred Stock and Restricted Stock Plan (the "1995 Stock Option Plan") provides for the grant of qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock options not so qualified ("NQSOs") and deferred stock, restricted stock, stock appreciation rights and limited stock appreciation rights awards ("Awards"). The 1995 Stock Option Plan is administered by the Board of Directors or a committee of the Directors (the "Administrator"). ISOs may be granted to the officers and key employees of the Company. NQSOs and Awards may be granted to the directors, officers and key employees of the Company or any of its subsidiaries, and to the Directors, officers and key employees of IFC. The exercise price for any option granted under the 1995 Stock Option Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Common Stock) of the fair market value of the shares of Common Stock at the time the option is granted. The purpose of the 1995 Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Company. The effective date of the 1995 Stock Option Plan was August 31, 1995.

   Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 1995 Stock Option Plan currently authorizes the grant of options to purchase, and Awards of, up to 1,200,000 shares. As of March 31, 2001, 51,326 shares underlying options were available for grant. If an option granted under the 1995 Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the 1995 Stock Option Plan.

   The exercise price of any option granted under the 1995 Stock Option Plan is payable in full by (1) cash payment, (2) surrender of shares of the Company's Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, restricted stock subject to an Award under the 1995 Stock Option Plan , (3) cancellation of indebtedness owed by the Company to the option holder, (4) a full recourse promissory note executed by the option holder, or (5) any combination of the foregoing. The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable United States Internal Revenue Service or Securities and Exchange Commission regulations or other relevant pronouncements.

   Under the 1995 Stock Option Plan , the Company may make loans available to stock option holders, subject to Board of Directors' approval, in connection with the exercise of stock options granted under the 1995 Stock Option Plan. See "--Stock Option Loan Plan." If shares of Common Stock are pledged as collateral for such indebtedness, such shares may be returned to the Company in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Awards under the 1995 Stock Option Plan.

   Unless previously terminated by the Board of Directors, no options or Awards may be granted under the 1995 Stock Option Plan after August 31, 2005.

   Options granted under the 1995 Stock Option Plan will become exercisable in accordance with the terms of the grant made by the Administrator. Awards will be subject to the terms and restrictions of the award made by the Administrator. The Administrator has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted and, in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased.

   Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company. To ensure that the Company qualifies as a REIT, the 1995 Stock Option Plan provides that no options may be granted under the 1995 Stock Option Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.5% of the outstanding shares of Common Stock of the Company.

   Each option must terminate no more than 10 years from the date it is granted (or 5 years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding Common Stock). Options may be granted on terms providing for exercise in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option, as determined by the Administrator.

   The Board of Directors may from time to time revise or amend the 1995 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding Award without his consent or may, without stockholder approval, increase the number of shares subject to the 1995 Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the 1995 Stock Option Plan, materially increase the benefits accruing to participants under the 1995 Stock Option Plan or extend the maximum option term under the 1995 Stock Option Plan.

   In the event of a change in control, all stock options, any stock appreciation rights outstanding for at least six months, restricted stock, deferred stock and performance share awards will fully vest and the value of all such awards will be cashed out by payment of cash or other property, as determined by the Administrator, on the basis of a "change of control price." Furthermore, any indebtedness incurred in connection with the 1995 Stock Option Plan will be forgiven. A "change of control" generally occurs when (i) any person becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company's securities, (ii) during any consecutive two-year period, individuals who at the beginning of such period constitute the Board, and any new director, with certain exceptions, who was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors, (iii) in some circumstances, the stockholders approve a merger or consolidation, or
(iv) the stockholders approve the complete liquidation, sale or disposition of all or substantially all of the Company's assets. The "change of control price" generally means the higher of (i) the highest price per share paid or offered in any transaction related to a change of control or (ii) the highest price per share paid in any transaction reported on the exchange on which the Company's Common Stock is listed at any time preceding the 60 day period as determined by the Administrator.

Stock Option Loan Plan

   In December 1996, the Board of Directors adopted the 1996 Stock Option Loan Plan (the "Loan Plan") under which loans may be made to officers, directors and key employees of the Company and IFC in connection with the exercise of stock options granted under the 1995 Stock Option Plan . Under the Loan Plan, the principal of any loan may not exceed the sum of (x) the exercise price less the par value of the shares of Common Stock covered by the stock option exercised by the holder and (y) any federal, state, or local income tax attributable to such exercise. Any loan proceeds must be paid directly to the Company in connection with the exercise of such options. Loans may be extended for a period of five years and can be extended annually for up to two more years, but in no event may the term be longer than seven years, including extensions. The interest rate on each loan is approved by the Compensation Committee, with such interest rate to be at all times at least sufficient to avoid imputed interest under the Code. The loans under the Loan Plan are evidenced by a promissory note, are full recourse and are secured by pledges of the Common Stock purchased upon the exercise of the stock options to which they relate. In the event of the sale or transfer of any of the shares of the Common Stock pledged as security, except under certain limited conditions, the unpaid principal balance and accrued interest shall become immediately due and payable to the extent of the proceeds realized from such sale or transfer. The principal and interest on the loans made under the Loan Plan are payable quarterly only upon the payment of dividends by the Company to holders of its Common Stock. The loans may be prepaid without penalty at any time.

   The following table sets forth information as of December 31, 2000 relating to loans made by IMH to certain directors of IMH under the Loan Plan in connection with the exercise of stock options under the 1995 Stock Option Plan.

                                         Balance at     Highest Balance Interest
  Name                                December 31, 2000   During 2000     Rate
  ----                                ----------------- --------------- --------
James Walsh..........................     $201,112         $201,112       5.62%
Frank P. Filipps.....................      201,143          201,143       5.62%
Stephan R. Peers.....................      196,120          200,702       5.62%
                                          --------         --------
  Total..............................      598,375          602,957
                                          ========         ========

401(k) Plan

   During 2000, the Company participated in the ICII contributory retirement plan ("401(k) Plan") for all full time employees with at least six months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan provides that each participant may contribute from 1% to 15% of his or her salary or up to $10,500 annually, and the Company will contribute to the participant's plan account at the end of each plan year 50% of the first 4% of salary contributed by a participant. Under the 401(k) Plan, employees may elect to enroll on the first day of any month, provided that they have been employed for at least six months. As of January 1, 2001, the Company plans to administer the 401(k) Plan subject to transfer and regulations.

   Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional Company contribution may be made at the discretion of the Company, as determined by the Unaffiliated Directors. Should a discretionary contribution be made, the contribution would first be allocated to those employees deferring salaries in excess of 4%. The matching contribution would be 50% of any deferral in excess of 4% up to a maximum deferral of 8%. Should discretionary contribution funds remain following the allocation outlined above, any remaining Company matching funds would be reallocated on the first 4% of the employee's deferrals. Company matching contributions will be made as of December 31st of each year. The Company recorded approximately $384,000 for matching and discretionary contributions during 2000.

Compensation Committee Interlocks and Insider Participation

   The Company's Compensation Committee and Audit Committee each consist of Messrs. Walsh, Filipps and Peers. No member of the Compensation Committee was, during the fiscal year, an officer or employee of IMH, nor was any member of the Compensation Committee formerly an officer of IMH. See "Certain Relationship and Related Transactions" for a description of transactions with Mr. Walsh for the year ended December 31, 2000.

                      REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee of the Company's Board of Directors administers the policies governing the Company's executive compensation program. All issues pertaining to executive compensation are reviewed by the Compensation Committee and approved by the Company's Board of Directors. The Compensation Committee is comprised solely of non-employee directors.

   The Compensation Committee believes that executive compensation should reward sustained earnings and long-term value created for stockholders and reflect the business strategies and long-range plans of the Company. The guiding principles affecting executive compensation are: (1) to attract and retain key high caliber executives; (2) to provide levels of compensation competitive with those offered by the Company's competitors; and (3) to motivate executives to enhance earnings and long-term stockholder value by linking stock performance (on a total returns basis) with long-term incentive compensation.

   The Company's executive compensation philosophy is to set base salary at a conservative market rate and then to provide performance-based variable compensation which allows total compensation to fluctuate according to the Company's earnings as well as to value received by stockholders. Targeted levels of executive compensation are set at levels consistent with others in the Company's industry, determined after comparison, with such compensation increasingly weighted towards programs contingent upon the Company's level of annual and long-term performance.

   Each executive officer's compensation is comprised of three principal components: base salary, bonus and stock options or Awards granted pursuant to the Company's Stock Option Plan. Base salary and bonus are determined by the executive officer's employment agreement with IFC and are reviewed at least annually by the Compensation Committee. See "Executive Compensation" for a description of the allocation of base salary. Each executive officer, including the Chief Executive Officer, is entitled to a bonus (excluding Mr. Morrison) consisting of a quarterly bonus equal to the aggregate dividend such executive officer would have received from the Company on shares of Common Stock underlying unexercised stock options held by such officer, and the Incentive Compensation as described in "Executive Compensation--Employment Agreements." None of the officers received this bonus for 2000 or 1999 since the criteria was not achieved. In addition, Messrs. Tomkinson and Ashmore were entitled to a quarterly performance bonus based on a percentage of the amount of loans acquired by IFC per quarter. The Compensation Committee believes that the total compensation package of the executive officers should be linked to such factors as return on equity and to the total return of the Company's stock, both on an absolute basis and relative to similar companies, and to the attainment of planned objectives established at the beginning of the year. The Company uses stock options to align the long-range interest of its executive officers with the interests of stockholders. The amount of stock options that is granted to executive officers is determined by taking into consideration the officer's position with the Company, overall individual performance, the Company's performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded. The Compensation Committee applies the foregoing principles and policies in examining the compensation of Joseph R. Tomkinson, the Company's Chief Executive Officer. The Compensation Committee believes that Mr. Tomkinson, as Chief Executive Officer, significantly and directly influences the Company's overall performance.

   Section 162(m) was added to the Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other Named Executive Officers to the extent that compensation of a particular executive exceeds $1,000,000, unless such compensation was based upon performance goals determined by a compensation committee consisting solely of two or more outside directors, the material terms of which are approved by a majority vote of the stockholders prior to the payment of such remuneration, or paid pursuant to a binding contract that was in effect on February 17, 1993. The compensation paid in 2000 to the Named Executive Officers was deductible.

   The Committee will review the Company's existing compensation program to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to the Company's existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company of amounts paid as compensation.

   The Committee believes that its overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group, which will create added stockholder value.

                          COMPENSATION COMMITTEE

                          James Walsh
                          Stephan R. Peers
                          Frank P. Filipps

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of the Company's Board of Directors (the "Audit Committee") is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is currently comprised of three directors, each of whom is independent as defined by the National Association of Securities Dealers listing standards. The Audit Committee operates under a written Audit Committee charter approved by the Board of Directors on May 23, 2000. A copy of the charter is attached to this Proxy Statement as Exhibit 1.

   Company management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   In connection with these responsibilities, the Audit Committee met with Company management and the independent auditors to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as may be modified or supplemented. The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) which requires the written disclosure of all relationships between the Company and its independent auditors that, in the independent auditor's professional judgment, may reasonably be thought to bear on independence and confirmation that, in its professional judgment, it is independent of the company that it is auditing.

   Based on the Audit Committee's discussions with Company management, review of the independent auditor's letter and discussions with the independent auditors, the Audit Committee has recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

   The Audit Committee has reviewed the non-audit fees described below and has concluded that the amount and nature of those fees is compatible with maintaining the independent auditors independence.

                               AUDIT COMMITTEE

                               James Walsh
                               Stephan R. Peers
                               Frank P. Filipps

                      INFORMATION REGARDING AUDITORS' FEES

   During the fiscal year ended December 31, 2000, the Company retained KPMG LLP as independent auditors and paid the following fees for services rendered:

   Audit Fees--The Company's independent auditors have billed the Company for an aggregate of $213,000 for the audit and reviews of the Company's financial statements.

   All Other Fees--The Company's independent auditors have billed the Company for an aggregate of $401,393 for all other services including tax services, performed for the Company.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

   Set forth below is a performance graph comparing the cumulative total stockholder return on the Company's Common Stock, the S&P 500 Stock Index and an index average of the Company's peer group, composed of comparable publicly-traded companies in the mortgage banking business, in each case for the period commencing on November 21, 1995 through December 31, 2000. Such peer group includes Capstead Mortgage Corporation, Laser Mortgage Management, Inc., Thornburg Mortgage Asset Corporation, Redwood Trust, Inc., Dynex Capital, Inc. and Hanover Capital Mortgage Holdings, Inc. The graph assumes $100 invested on November 21, 1995 in the Company's Common Stock, the S&P 500 Stock Index and the Stock Index of the peer group and that all dividends were reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                        [PERFORMANCE GRAPH APPEARS HERE]
          12/29/1995  12/31/1996  12/31/1997  12/31/1998  12/31/1999 12/29/2000
          ----------  ----------  ----------  ----------  ---------- ---------
Impac
Mortgage
Holdings    100.00       202.93      252.53      76.77       76.98       61.21
Peer
Group       100.00       170.01      152.53      55.58       47.94       54.22
S&P 500
Composite   100.00       122.96      163.98     210.84      255.22      231.98

  COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS,
                     INDUSTRY INDEXES AND/OR BROAD MARKETS

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Act of 1934 requires the Company's Directors, executive officers and persons who own more than ten percent of a registered class of the Company's securities to file with the Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Executive officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year which ended December 31, 2000, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent stockholders were satisfied by such persons, except for William Rose who filed a late Form 3 reporting beneficial ownership of securities upon becoming a director of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements with IFC

   IMH and IFC have interlocking executive positions and share common ownership. Joseph R. Tomkinson, IMH's Chairman of the Board and Chief Executive Officer and IFC's Chief Executive Officer and a Director is an owner of one-third of the common stock of IFC. William S. Ashmore, IMH's President, Chief Operating Officer and a Director and IFC's President and a director is an owner of one-third of the common stock of IFC. Richard J. Johnson, IMH's Executive Vice President and Chief Financial Officer and Executive Vice President, Chief Financial Officer and a director of IFC, is an owner of one-third of the common stock of IFC.

   In addition, as owners of all of the outstanding shares of voting stock of IFC, Messrs. Tomkinson, Ashmore, and Johnson, have the right to elect all directors of IFC and the ability to control the outcome of all matters for which the consent of the holders of the common stock of IFC is required. Ownership of 100% of the common stock of IFC entitles the owners thereof to an aggregate of 1% of the economic interest in IFC. Messrs. Tomkinson, Ashmore and Johnson received their shares of IFC Common Stock from ICII.

   During 2000, IMH and IWLG were allocated data processing, executive and operations management, and accounting services that IFC incurred during the normal course of business. IFC charged IMH and IWLG for these services based upon usage, which management believes was reasonable. Total cost allocations charged to IMH and IWLG by IFC for the year ended December 31, 2000 were $1.5 million.

 Lease Agreement

   IMH and IFC entered into a premises operating sublease agreement from an unaffiliated third party to rent approximately 74,000 square feet of office space in Newport Beach, California, for a ten-year term, which expires in May 2008. IMH and IFC pay monthly rental expenses and allocate the cost to subsidiaries and affiliated companies on the basis of square footage occupied. The majority of occupancy charges incurred were paid by IFC as most of the Company's employees are employed by the Mortgage Operations. Total rental expense paid by IFC for the year ended December 31, 2000 was $1.6 million, of which $113,000 was charged to IWLG.

 Sub-Servicing Agreements

   IFC acts as a servicer of mortgage loans acquired on a "servicing-released" basis by the Company in its Long-Term Investment Operations pursuant to the terms of a Servicing Agreement, which became effective on November 20, 1995. IFC subcontracts all of its servicing obligations under such loans to independent third parties pursuant to sub-servicing agreements.

 Credit Arrangements

   IWLG maintains a warehouse financing facility with IFC. Advances under such warehouse facilities bear interest at Bank of America's prime rate. As of December 31, 2000, finance receivables outstanding to IFC were $219.1 million. As of March 30, 2001, $187.7 million was outstanding. Interest income recorded by IWLG related to finance receivables due from IFC for the years ended December 31, 2000, was $26.5 million.

   IWLG maintains a warehouse financing facility with ILG, which was established during 1999. At January 1, 2000, ILG became a division of IFC. Advances under such warehouse facilities bear interest at prime. As of December 31, 2000, finance receivables outstanding to ILG were $47.9 million. Interest income recorded by IWLG related to finance receivables due from ILG for the years ended December 31, 2000 was $1.5 million.

   During the normal course of business, the Company may advance or borrow funds on a short-term basis with affiliated companies. Advances to affiliates are reflected as "Due from affiliates", while borrowings are reflected as "Due to affiliates" on the Company's balance sheet. These short-term advances and borrowings bear interest at a fixed rate of 8.0% per annum. As of December 31, 2000, due from affiliates was none. Interest income recorded by the Company related to short-term advances due from affiliates for the year ended December 31, 2000 was $90,000. As of December 31, 2000 due to affiliates was none. Interest expense recorded by the Company related to short-term borrowings due to affiliates for the year ended December 31, 2000 was $25,000.

 Purchase of Mortgage Loans

   During the year ended December 31, 2000 the Company purchased from IFC mortgage loans having a principal balance of $450.7 million. The loans were purchased with premiums of $3.3 million. Servicing rights on all mortgages purchased by IMH were retained by IFC.

 Purchase of Cumulative Convertible Preferred Stock

   On February 20, 2001, IFC purchased $5.0 million of the Company's Series C 10.5% Cumulative Convertible Preferred Stock from LBP, Inc. (LBPI) at cost plus accrued interest.

 Advances

   During 1999, IMH advanced $14.5 million in cash to IFC at an interest rate of 9.50% per annum due June 30, 2004, in exchange for an interest only note to fund the operations of IFC and other strategic opportunities deemed appropriate by IFC. At December 31, 2000 the amount outstanding on this note was $14.5 million, and the largest amount outstanding during 2000 was $14.5 million. Interest income recorded by IMH related to this note during 2000 was $1.4 million.

Relationships with ICII

 General

   ICII is a publicly-traded company whose shares of common stock are listed on the Nasdaq National Market. Imperial Credit Advisors, Inc. ("ICAI") is a wholly-owned subsidiary of ICII. IMH utilized ICAI as a resource for human resources services. See "--Services Agreement with ICAI."

 Arrangements and Transactions With ICII

   The Company and ICII have entered into agreements for the purpose of defining their ongoing relationships. These agreements were developed in the context of a parent/subsidiary relationship and therefore were not the result of arms length negotiations between independent parties. It is the intention of the Company and ICII that such agreements and the transactions provided for therein, taken as a whole, are fair to both parties, while continuing certain mutually beneficial arrangements. However, there can be no assurance that each of such agreements, or the transactions provided for therein, have been effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties.

   Additional or modified arrangements and transactions may be entered into by the Company, ICII, and their respective subsidiaries, in the future. Any such future arrangements and transactions will be determined through negotiation between the Company and ICII, and it is possible that conflicts of interest will be involved. The Unaffiliated Directors, consisting of directors independent of the Company, any manager of the Company (including ICAI) and ICII and its affiliates, must independently approve all transactions by and between the Company and ICII.

 Tax Agreement

   In November 1995, IMH entered into a Tax Agreement with ICII for the purposes of (1) providing for filing certain tax returns, (2) allocating certain tax liability and (3) establishing procedures for certain audits and contests of tax liability.

   Under the Tax Agreement, ICII agreed to indemnify and hold IMH harmless from any tax liability attributable to periods ending on or before November 20, 1995, in excess of such taxes as IMH has already paid or provided for. For periods ending after November 20, 1995, IMH will pay its tax liability directly to the appropriate taxing authorities. To the extent (1) there are audit adjustments that result in a tax detriment to IMH or (2) IMH incurs losses that are carried back to an earlier year and any such adjustment described in (1) or loss described in (2) results in a tax benefit to ICII or its affiliates, then ICII will pay to IMH an amount equal to the tax benefit as that benefit is realized. ICII agrees to indemnify IMH for any liability associated with the contribution of the preferred stock of IFC and certain operational assets of Southern Pacific Bank's ("SPB") warehouse lending division or any liability arising out of the filing of a federal consolidated return by ICII or any return filed with any state or local counterpart liability. To the extent there are audit adjustments that result in any tax detriment to ICII or any of its affiliates with respect to any period ending on or before November 20, 1995, as a result thereof, IMH for any taxable period after November 20, 1995 realizes a tax benefit, then IMH shall pay to ICII the amount of such benefit at such time or times as IMH actually realizes such benefit.

   ICII generally controls audits and administrative and judicial proceedings with respect to periods ending on or before November 20, 1995, although ICII cannot compromise or settle any issue that increases IMH's liability without first obtaining the consent of IMH. IMH generally controls all other audits and administrative and judicial proceedings.

 Services Agreement with ICAI

   In connection with the termination of ICAI's management services in December 1997, the Company entered into a services agreement with ICAI. Under the agreement, ICAI provides certain human resource and data and phone communication services based on an arranged fee. The service agreement ended on December 31, 2000. For the year ended December 31, 2000, IMH was charged $15,000 and IFC was charged $215,000 for these services.

Arrangements with Walsh Securities

   Until March 31, 2000, IWLG maintained a warehouse financing facility with Walsh Securities, Inc. (WSI), a firm affiliated with James Walsh, a Director of the Company. Advances under the line of credit bore interest at a rate determined at the time of each advance. During 2000, the largest aggregate balance outstanding was $48,000 at an interest rate of 9.0%.

   During the year ended December 31, 2000 IFC acquired no loans from Walsh Securities.

 Indebtedness of Management

   In connection with the exercise of stock options by certain directors and employees of the Company, the Company made loans secured by the related stock. The loans were made for a five-year term with a current interest rate of 5.62%. Interest on the loans is payable quarterly upon receipt of the dividend payment and the interest rate is set annually by the compensation committee. At each dividend payment date, 50% of quarterly dividends after applying the dividend payment to interest due, is required to reduce the principal balance outstanding on the loans. The interest rate on these loans adjusts annually at the discretion of the Board of Directors. As of December 31, 2000, total notes receivable from common stock sales was $902,000. Interest income recorded by the Company related to the loans for the years ended December 31, 2000, was $50,000. See "Executive Compensation--Stock Option Loan Plan."

General

   The Company may from time to time, enter into additional transactions in the ordinary course of business with institutions with which certain of the affiliated directors are employed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of the Record Date by (1) each person known to the Company to beneficially own more than five percent of the Company's Common Stock, (2) each Director, (3) the Company's executive officers, and (4) all Directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                           Number of Shares  Percentage of Shares
        Name of Beneficial Owner          Beneficially Owned  Beneficially Owned
        ------------------------          ------------------ --------------------
Wellington Management Company, LLP (1)..      1,498,750              7.10%
Howard Amster (2).......................      1,354,200              6.42%
Joseph R. Tomkinson (3).................        397,283              1.88%
William S. Ashmore (4)..................        312,427              1.48%
Richard J. Johnson (5)..................        265,020              1.26%
Ronald M. Morrison (6)..................         14,768                 *
James Walsh (7).........................         55,000                 *
Frank P. Filipps (7)....................         55,000                 *
Stephan R. Peers (7)....................         55,000                 *
William E. Rose (8).....................         22,500                 *
Leigh J. Abrahams.......................         22,500                 *
All Directors and executive officers as
 a group (9 persons) (9)................      1,200,998              5.69%

--------
 *  less than 1%

(1) Based on a Schedule 13G filed on February 10, 1998. Wellington Management, LLP has shared voting power as to 1,131,9000 shares and shared dispositive power as to 1,498,750 shares. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(2) Based on a Schedule 13D filed on April 7, 2000, and amended on November 17, 2000, as a joint filing for Howard Amster, Amster Trading Co., Amster Trading Co. Charitable Remainder Trust, Howard Amster and Tamra F. Gould Charitable Remainder Unitrust, William N. Costaras, Tamra Gould, Pleasant Lake Apts. Corp., Pleasant Lakes Apts Ltd. Partnership, and Ramat Securities Ltd. Mr. Amster beneficially owns an aggregate of 1,354,200 shares and has voting and dispositive power as to 1,193,700 shares and shared voting and dispositive power as to 120,700 shares. Tamra F. Gould, Mr. Amster's wife, has sole voting and dispositive power as to 17,000 shares. Mr. Amster and Ms. Gould each disclaim any beneficial ownership in the other's assets. Mr. Amster is a 99% owner in Amster Trading Co., which beneficially owns 26,000 shares and has shared voting and shared dispositive power as to 82,000 shares. Mr. Amster owns 100% of Pleasant Lakes Apts. Corp. ("Pleasant Corp.") which is the general partner of Pleasant Lake Apts. Ltd. Partnership ("Pleasant Partnership"). Pleasant Corp. and Pleasant Partnership are deemed to beneficially own 23,000 shares and have shared voting and dispositive power as to those shares. Mr. Amster is a 83% owner of Ramat Securities Ltd., which owns 111,500 shares and which Mr. Amster can be deemed a beneficial owner. Mr. Amster disclaims shared voting and dispositive power of those shares. Amster Trading Company has the right to change the trustee of the Amster Trading Company Charitable Remainder Unitrusts (the "Amster Trusts"), which beneficially owns 56,000 shares. As such, Amster Trading Company, which disclaims any beneficial ownership, can be deemed to have shared voting and dispositive power as to the 56,000 shares. William N. Costaras is sole trustee of the Amster Trusts, but disclaims any beneficial ownership. Mr. Amster has funded 100% of the Howard Amster and Tamra F. Gould Charitable Remainder Unitrust, which owns 15,000 shares. Both Mr. Amster and Ms. Gould disclaim any beneficial ownership of the shares. Mr. Amster has the right to change the trustee of the Howard Amster and Tamra F. Gould Charitable Remainder Unitrust, and therefore may be deemed to have shared voting and dispositive power over such shares. William N. Costaras is sole trustee of the Howard Amster and Tamra F. Gould Charitable Remainder Unitrust, but disclaims any beneficial ownership.

(3) Includes options to purchase 250,500 shares, which are currently exercisable.

(4) Includes (i) options to purchase 210,500 shares, which are currently exercisable, (ii) 29,292 shares held in a profit sharing plan with Mr. Ashmore and his wife as trustees, (iii) 44,000 shares held in trust with Mr. Ashmore and his wife as trustees, and (iv) 3,325 shares held as custodian for his children.

(5) Includes options to purchase 150,500 shares, which are currently exercisable.

(6) Includes options to purchase 14,173 shares, which are currently exercisable.

(7) Includes options to purchase 32,500 shares, which are currently exercisable, and 22,500 shares, which are pledged to the Company pursuant to the Loan Plan.

(8) Excludes shares issuable upon conversion of 800,000 shares of Series 10.5% Cumulative Convertible Preferred Stock owned by private investment funds for which HBK Investments L.P. serves as investment manager. Mr. Rose is a Managing Director of HBK Investments L.P.

(9) Includes options to purchase a total of 745,673 shares, which are currently exercisable.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors of the Company has selected and appointed KPMG LLP to act as the Company's independent auditors for the year ending December 31, 2001. In recognition of the important role of the independent auditors, the Board of Directors has determined that its selection of such auditors should be submitted to the stockholders for review and ratification on an annual basis.

   KPMG LLP has audited the financial statements of the Company since its inception. Management is satisfied with their performance to date.

   The affirmative vote of a majority of the shares voting on this proposal is required for its adoption. In view of the difficulty and the expense involved in changing independent auditors on short notice, if the proposal is not approved, it is contemplated that the appointment of KPMG LLP for 2001 may be permitted to stand, unless the Board of Directors finds other compelling reasons for making a change. Disapproval of this Proposal will be considered as advice to the Board of Directors to select other independent auditors for the following year. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                                 PROPOSAL NO. 3

            PROPOSAL TO ADOPT THE 2001 STOCK OPTION, DEFERRED STOCK,
                           AND RESTRICTED STOCK PLAN

   The 2001 Stock Option, Deferred Stock and Restricted Stock Plan (the "2001 Stock Option Plan") was adopted by the Company's Board of Directors on March 27, 2001. As approved, the number of shares that can be optioned and sold under the 2001 Stock Option Plan is 1,000,000 shares of Common Stock, subject to annual increase as specified therein. The 2001 Stock Option Plan is subject to the voting approval of stockholders.

   The Board of Directors believes that the selective use of stock options is an effective means of attracting, motivating and retaining employees and that the availability of the number of shares covered by the 2001 Stock Option Plan, as proposed for adoption, is essential to the success of the Company. The Board of Directors recommends that the stockholders approve the adoption of the 2001 Stock Option, Deferred Stock and Restricted Stock Plan.

    THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF THE COMPANY PRESENT AT THE MEETING IN PERSON OR BY PROXY IS REQUIRED TO APPROVE THE ADOPTION OF THE
                            2001 STOCK OPTION PLAN.

   The summary of the provisions of the 2001 Stock Option Plan, which follows, is not intended to be complete. A copy of the 2001 Stock Option Plan, as proposed by the Board, is annexed to this Proxy Statement as Exhibit 2.

      Summary of the Provisions of the 2001 Stock Option Plan as Proposed

   The Company's 2001 Stock Option Plan provides for the grant of qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock options not so qualified ("NQSOs") and deferred stock and restricted stock awards ("Stock Awards"). The 2001 Stock Option Plan is administered by the Board of Directors or a committee of the Directors (the "Administrator"). ISOs may be granted to the officers and key employees of the Company. NQSOs and Awards may be granted to the directors, officers and key employees of the Company or any of its subsidiaries. Deferred Stock and Restricted Stock Awards may be issued to eligible employees under the 2001 Stock Option Plan, as determined by the Administrator, either alone or in addition to other Awards granted. The exercise price for any option granted under the 2001 Stock Option Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Common Stock) of the fair market value of the shares of Common Stock at the time the option is granted. The purpose of the 2001 Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Company.

   Subject to adjustment provisions for stock splits, stock dividends and similar events, the 2001 Stock Option Plan authorizes the grant of options to purchase, and Awards of, up to 1,000,000 shares; however, on January 1 of each year beginning January 1, 2002 such maximum aggregate number of shares of stock shall be increased by an amount equal to the lesser of (a) 3.5% of the total number of shares of stock outstanding on such anniversary date and (b) a lesser amount as determined by the Board of Directors. If an option granted under the 2001 Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the 2001 Stock Option Plan.

   The exercise price of any option granted under the 2001 Stock Option Plan is payable in full by (1) cash payment, (2) surrender of shares of the Company's Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, restricted stock subject to an Award under the Stock Option Plan, (3) cancellation of indebtedness owed by the Company to the option holder, (4) a full recourse promissory note executed by the option holder, or (5) any combination of the foregoing. In the case of ISOs, however, the right to make payment in the form of already owned shares of Common Stock must be authorized at time of grant of such ISOs. The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable United States Internal Revenue Service or Securities and Exchange Commission regulations or other relevant pronouncements.

   Under the 2001 Stock Option Plan, the Company may make loans available to stock option holders, subject to Board of Directors' approval, in connection with the exercise of stock options granted under the 2001 Stock Option Plan. If shares of Common Stock are pledged as collateral for such indebtedness, such shares may be returned to the Company in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Awards under the 2001 Stock Option Plan.

   Unless previously terminated by the Board of Directors, no options or Awards may be granted under the 2001 Stock Option Plan after March 27, 2011.

   Options granted under the 2001 Stock Option Plan will become exercisable in accordance with the terms of the grant made by the Administrator. Awards will be subject to the terms and restrictions of the award made by the Administrator. The Administrator has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted and, in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased.

   Under current law, ISOs may only be granted to employees of the Company. To ensure that the Company qualifies as a REIT, the Stock Option Plan provides that no Awards may be granted under the 2001 Stock Option Plan to any person who, assuming exercise of all Awards held by such person, would own or be deemed to own more than 9.5% of the outstanding shares of Common Stock of the Company.

   Each option must terminate no more than 10 years from the date it is granted (or 5 years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding Common Stock). Options may be granted on terms providing for exercise in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option, as determined by the Administrator.

   Under the 2001 Stock Option Plan, dividend equivalent rights may accompany awards granted to a participant. These rights entitle a participant to receive cash, Company stock or other awards equal in value to dividends paid for a specified number of shares of Company stock or other periodic payments.

   The Board of Directors may from time to time revise or amend the 2001 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding Award without his consent or may, without stockholder approval, increase the number of shares subject to the 2001 Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the 2001 Stock Option Plan, materially increase the benefits accruing to participants under the 2001 Stock Option Plan or extend the maximum option term under the 2001 Stock Option Plan.

   In the event of a change in control, all stock options, restricted stock, and deferred stock may fully vest and the value of all such awards will be cashed out by payment of cash or other property, as determined by the Administrator, on the basis of a "change of control price." Furthermore, any indebtedness incurred in connection with the 2001 Stock Option Plan will be forgiven. A "change of control" generally occurs when (i) any person becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company's securities, (ii) during any consecutive two-year period, individuals who at the beginning of such period constitute the Board, and any new director, with certain exceptions, who was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors, (iii) in some circumstances, the stockholders approve a merger or consolidation, or (iv) the stockholders approve the complete liquidation, sale or disposition of all or substantially all of the Company's assets. The "change of control price" generally means the higher of
(i) the highest price per share paid or offered in any transaction related to a change of control or (ii) the highest price per share paid in any transaction reported on the exchange on which the Company's Common Stock is listed at any time preceding the 60 day period as determined by the Administrator.

   For information concerning the federal income tax distinctions of incentive and nonstatutory stock options, see "Federal Income Tax Consequences of Incentive Stock Options and Nonqualified Stock Options," below.

Federal Income Tax Consequences of Incentive Stock Options and Nonqualified Stock Options

   THE FOLLOWING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS AS OF THE DATE OF THIS PROXY STATEMENT. BECAUSE THE CURRENTLY APPLICABLE RULES ARE COMPLEX AND THE TAX LAWS MAY CHANGE AND BECAUSE INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PARTICIPANT, EACH PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING FEDERAL (AND ANY STATE AND LOCAL) INCOME TAX CONSEQUENCES. THE FOLLOWING DISCUSSION DOES NOT PURPORT TO DESCRIBE STATE OR LOCAL INCOME TAX CONSEQUENCES.

   Options so designated under the Option Plan are intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). All options that are not designated as ISOs are intended to be "nonqualified stock options" ("NQSOs").

   Incentive Stock Options. The optionee will recognize no income upon the grant of an ISO and incur no tax on its exercise (unless the optionee is subject to the alternative minimum tax). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares.

   If the optionee disposes of ISO shares prior to the expiration or either required holding period (a "disqualifying disposition"), then gain realized upon such disposition, up to the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee.

   Nonqualified Stock Options. An optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (or, in the case of exercise for stock subject to a substantial risk of forfeiture, at the time such forfeiture restriction lapses) and the amount paid for that stock upon exercise of the NQSO. In the case of stock subject to a substantial risk of forfeiture, if the optionee makes an 83(b) election, the included amount will be based on the difference between the fair market value on the date of exercise and the option exercise price. The included amount will be treated as ordinary income by the optionee and will be subject to income tax withholding by the Company (either by payment in cash by the optionee or withholding out of the optionee's salary). Upon sale of the shares by the optionee, any appreciation or depreciation in the value of the shares will be treated as capital gain or loss (either long or short term--depending upon the time the optionee holds the shares after exercising the NQSO.

   Dividend Equivalent Rights. The 2001 Stock Option Plan allows holders of ISOs or NQSOs to receive cash or stock payments from the Company in an amount based on any cash dividends paid on a specified number of shares of the Stock to Company stockholders of record during the period such rights are effective. Such cash or stock payments, when received, are treated as ordinary income to the employee recipient and are deductible to the Company.

   Payment with Common Stock. The 2001 Stock Option Plan allows an optionee to deliver Common Stock he already owns in payment of the option price. For any shares of Common Stock so exchanged, an amount equal to the fair market value thereof on the date tendered will be credited against the option price. In general, an optionee will not recognize gain with respect to any shares delivered to us in exchange for new shares acquired in the exercise of an Option.

   In the event Common Stock is used to pay the option price for an NQSO, gain or loss will not be recognized in connection with such exchange to the extent that the number of shares of stock received on exercise does not exceed the number of shares of stock surrendered. The optionee's basis in the new shares will be equal to the basis of the stock surrendered and the holding period thereof will include the holding period of the shares exchanged. The fair market value of any additional shares received upon exercise of an NQSO in exchange for stock (less any cash or other property paid in connection with the exercise), will constitute compensation to the optionee taxable as ordinary income. The optionee's basis in these additional shares will be equal to the amount of compensation included in income plus any cash or value of other property paid upon exercise, and the holding period therefor will begin on the date of the exchange.

   In the event Common Stock is used to pay the option price for an ISO, gain or loss normally will not be recognized in connection with such exchange. To the extent that the number of shares of stock received on exercise does not exceed the number of shares surrendered, proposed Treasury Regulations provide that the optionee's basis in these shares will be equal to the basis of the stock surrendered and, except as provided below, has the same holding period as the stock surrendered. To the extent optionee receives a number of shares in excess of the number of shares surrendered, the optionee's basis in such additional shares will be zero (plus any gain recognized and any cash paid in connection with the exercise) and the holding period for such additional shares will begin on the date of such exchange.

   If Common Stock acquired upon the exercise of an ISO is delivered in payment of the option price upon the exercise of a second ISO before the stock was held for the requisite holding period, then the stock so delivered will not be eligible for tax-free treatment in the exchange, but instead the optionee generally will be required to recognize ordinary income at the time such stock is delivered as described above under "Incentive Stock Options."

   There are special complex rules relating to the allocation of basis and the holding period of ISO stock acquired by payment with previously held Common Stock. For example, the disposition of such shares prior to the end of the required holding period may result in a greater portion of the proceeds of disposition being treated as ordinary compensation income than might otherwise be expected.

   Restricted Stock. Restricted Stock awarded to an employee may be subject to any number of restrictions (including deferred vesting, limitations on transfer, and forfeitability) imposed by the Administrator. In general, the receipt of Restricted Stock will not result in the recognition of income by an employee until such time as the shares are either not forfeitable or are freely transferable. Upon the lapse of either such restrictions, the holder will be required to include as ordinary income the difference between the amount paid for the Restricted Stock, if any, and the fair market value of such stock on the date the restrictions lapse, and we will be entitled to a corresponding deduction. In addition, any dividends paid with respect to the Restricted Stock prior to the lapse of the restrictions will be treated as compensation income by the employee and will be deductible by us. Employees receiving Restricted Stock Awards may elect to include the value of such stock (less any amounts paid for such stock) as ordinary income at the time the Award is made. Employees making this election would treat any gain or loss realized on a sale of the Restricted Stock as capital gain or loss, but would not be entitled to any loss deduction if they forfeited the Restricted Stock pursuant to the restrictions imposed by the Stock Option Committee.

   Deferred Stock. Deferred Stock awarded to an employee will not be delivered to the employee until after a specified period of time (the "Deferral Period"). Upon delivery of the shares after the Deferral Period, the employee may be required to make a minimum payment for the shares and/or the shares may be subject to restrictions similar to those imposed on Restricted Stock Awards. In general, an employee will be required to include the Deferred Stock Award as compensation income (and we will receive a deduction) at the earliest time such shares have been delivered and are freely transferable or are no longer subject to a substantial risk of forfeiture. The amount of compensation income (and our deduction) will be the difference between the amount paid for the Deferred Stock, if any, and the fair market value of the Deferred Stock at the time such restrictions lapse. Any dividends paid with respect to the Deferred Stock prior to the time that the employee has included such stock as compensation income will be treated as additional compensation income and will be deductible by us.

   In view of the complexity of the tax aspects of transactions involving the grant and exercise of ISOs, and NQSOs, and the receipt and disposition of shares of Common Stock in connection with those and other Awards under the 2001 Stock Option Plan, and because the impact of taxes will vary depending on individual circumstances, each employee receiving an Award under the 2001 Stock Option Plan should consult his or her own tax advisor to determine the tax consequences in such employee's particular circumstances.

   Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the exercise of an NQSO by an employee or director to the extent that the optionee recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

   Cap on Company Deductions for Certain Compensation. Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a cap on deductibility by us. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the corporation or any one of the other four highest paid executives. Certain performance-based compensation is not subject to the cap on deductibility. Although certain stock-based compensation can qualify for this performance-based exception, Awards granted under the 2001 Stock Option Plan do not qualify.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S 2001 STOCK OPTION, DEFERRED STOCK, AND RESTRICTED STOCK PLAN.

                            STOCKHOLDERS' PROPOSALS

   Stockholders are hereby notified that if they wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 2001 annual meeting of stockholders, they must deliver a written copy of their proposal no later than March 26, 2001. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act"), in order to be included in the Company's proxy materials. Stockholders who wish to submit a proposal for consideration at the Company's 2001 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with the Company's bylaws, deliver a copy of their proposal no later than the close of business on May 26, 2001 nor earlier than April 26, 2001. In either case, proposals should be delivered to 1401 Dove Street, Newport Beach, California 92660, Attention: Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail return receipt requested.

                                 OTHER BUSINESS

   The Board of Directors does not know of any other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxy holders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

                                          By Order of the Board of Directors

                                          /s/ RONALD M. MORRISON

                                          Ronald M. Morrison, Secretary

Dated: June 1, 2001
Newport Beach, California

                                                                       Exhibit 1

                         IMPAC MORTGAGE HOLDINGS, INC.

                            AUDIT COMMITTEE CHARTER

                                  Organization

   This Charter governs the operations of the Audit committee (the "Committee") of Impac Mortgage Holdings, Inc. (the "Company"). The Committee shall review and reassess this Charter at least annually and shall obtain the approval of the Board of Directors of the Company (the "Board") with respect to this Charter at that time.

   The Committee shall be appointed by the Board and shall be comprised of at least three directors, all of whom will be independent of the company and its management. A director will be considered "independent" for this purpose if such director has no relationship that may interfere with the exercise of the director's independence from the Company and its management. Such relationships might include (but are not limited to) the following:

  . the director is employed by the company or any of its affiliates in the current year or has been thus employed in any of the past three years;

  . the director is a member of the immediate family of an individual
    (including such director's spouse, parents, children, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone residing in such director's home) who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

  . the director is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or the business organization's consolidated gross revenues for the year, or $200,000, whichever is more, in any of the past three years; and

  . the director is employed as an executive of another entity where any of the Company's executives serve on the compensation committee.

  . the director has accepted compensation from the Company, or any of its affiliates, in excess of $60,000 in the previous fiscal year.

   All members of the Committee must be financially literate, and at least one member of the Committee must have accounting or related financial management expertise.

 Statement of Policy:

   The Committee will provide assistance to the Board in fulfilling their oversight responsibility to the Company's shareholders and potential shareholder, the investing community, and other with respect to the Company's
(i) financial statements and the financial reporting processes, (ii) systems of internal accounting and financial controls, (iii) internal audit function, (iv) annual independent audit of its financial statements and legal compliance and ethics programs, as each is established by the Board and by the Company's management. In so doing, the Committee will maintain free and open communications with the Company's internal and independent auditors and management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts, for this purpose.

   The Committee, in carrying out its responsibilities, believes that its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee will endeavor to direct the overall corporate goals of maintaining quality financial reporting, sound business risk practices and ethical behavior.

 Responsibilities and Processes:

   The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of their activities to the Board. The Company's management is responsible for preparing the company's financial statements, and the company's independent auditors are responsible for auditing those financial statements.

   The following describes the principal recurring processes of the Committee in carrying out its oversight responsibilities, which the Committee will implement to the full extent permitted by law.

  . The Committee will maintain a clear understanding with the Company's management and its independent auditors regarding the ultimate accountability of the independent auditors to the Committee and to the full Board;

  . The Committee will maintain the responsibility with respect to the evaluation of the company's independent auditors;

  . The Committee will discuss with the Company's independent auditors (a) the independence of such auditors, and (b) the matters included in the written disclosures required by the Independence Standards Board;

  . The Committee will annually review the performance of the independent auditors and will recommend to the Board its selection of the Company's independent auditors for the upcoming year;

  . The Committee will discuss with the Company's internal auditors and independent auditors the overall scope and plans for their respective audits. The Committee will also discuss with such auditors the adequacy and effectiveness of the accounting and financial controls of the company, including the Company's system to monitor and manage business risk, and its legal compliance and ethics programs;

  . The Committee may meet separately with the Company's internal auditors and its independent auditors, both with and without representatives of the Company's management present as it deems necessary.

  . The Committee will review the Company's interim financial statements of the Company's Quarterly Report on Form 10-Q for a given quarter and may discuss the results of the quarterly review and any other matters required to be communicated by the independent auditors to the Committee under generally accepted auditing standards;

  . The Committee will review the financial statements to be included in the Company's Annual Report on Form 10-K (or Annual Report to Shareholders) with respect to (a) the quality, as opposed to only the acceptability, of the Company's accounting practices, (b) the reasonableness of significant judgments, and (c) the clarity of the disclosures in the financial statements. The Committee will also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the Company's independent auditors under generally accepted auditing standards;

  . The Committee will otherwise meet with and request and obtain reports and information from such Company officers, employees, suppliers and others as the Committee shall determine to be necessary or desirable in carrying out its duties as set forth in this Charter.

   These processes are set forth in this Charter as a guide, with the understanding that the Committee may supplement such processes as it deems appropriate.

 Meetings:

   The Committee may hold regular meetings on such days as it shall determine. Other meetings of the Committee shall be held at the request of the Chairperson of the Committee or any two other Committee members. Minutes of the meetings of the Committee shall be regularly kept by a person appointed by the Committee to do so.

 Attendance:

   Such officers and other employees of the Company as the Committee may regularly or from time-to-time designate shall attend meetings of the Committee.

 Outside Assistance:

   The Committee is authorized to engage or employ such outside professional or other services as in its discretion may be required to fulfill its responsibilities.

 Procedure:

   The Committee may adopt rules for its meetings and other activities. In the absence of such rules, Committee actions shall be governed by the Company's bylaws in force at the time of such actions and by applicable law. In all cases a quorum of the Committee shall be a majority of the persons then serving as members of the Committee.

                         IMPAC MORTGAGE HOLDINGS, INC.

                       2001 STOCK OPTION, DEFERRED STOCK
                                      AND
                             RESTRICTED STOCK PLAN

Section 1. General Purpose of Plan; Definitions.

   (a) This plan is intended to implement and govern the 2001 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") of Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"). The Plan was adopted by the Board of Directors as of March 27, 2001, subject to the approval of the Company's stockholders. The purpose of the Plan is to enable the Company to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry, and to provide incentives to such personnel and members that are linked directly to increases in stockholder value, and will therefore, inure to the benefit of all stockholders of the Company.

   (b) For purposes of the Plan, the following terms shall be defined as set forth below:

     (1) "Administrator" means the Board, or if the Board does not administer the Plan, the Committee, in accordance with Section 2.

     (2) "Award" means any award of Deferred Stock, Restricted Stock or Stock Option.

     (3) "Award Agreement" means the Stock Option Agreement, Restricted Stock Award Agreement, Deferred Stock Award Agreement or other written agreement, as applicable, between the Company and a Participant that evidences and sets out the terms and conditions of an Award.

     (4) "Board" means the Board of Directors of the Company.

     (5) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     (6) "Commission" means the Securities and Exchange Commission.

     (7) "Committee" means the Compensation Committee of the Board, or any other Committee the Board may subsequently appoint to administer the Plan. If at any time the Board shall administer the Plan, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     (8) "Company" means Impac Mortgage Holdings, Inc., a corporation organized under the laws of Maryland (or any successor corporation) and any parent corporation within the meaning of Section 425(e) of the Code, any subsidiary corporation with the meaning of Section 425(f) of the Code or any majority-owned subsidiary of a parent corporation, and including Impac Funding Corporation ("IFC").

     (9) "Deferred Stock" means an award made pursuant to Section 6 below of the right to receive Stock at the end of a specified deferral period.

     (10) "Dividend Equivalent Right" means the right of the holder thereof to receive cash or stock based on the cash dividend that would have been paid on the Stock specified in an Award granting Dividend Equivalent Rights if the Stock subject to such Award were held be the person to whom the Award is made.

     (11) "Disability" means permanent and total disability as determined under the Company's disability program or policy, or if such disability program or policy does not exist, then any disability that renders an Eligible Employee unable to serve the Company in the capacity for which such Eligible Employee served immediately prior to such disability.

     (12) "Effective Date" shall mean the date provided pursuant to Section
  15.

     (13) "Eligible Employee" means an employee, officer, director (including a non-employee director), consultant or advisor of the Company eligible to participate in the Plan pursuant to Section 4.

     (14) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (15) "Fair Market Value" means, as of any given date, with respect to any Awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, (A) the closing sales price of the Stock on such date, or (B) the average of the closing sales price of the Stock on each day on which the Stock was traded over a period of up to twenty trading days immediately prior to such date, or (C) if the Stock is not publicly traded, the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

     (16) "Incentive Stock Option" means any Stock option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     (17) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

     (18) "Participant" means any Eligible Employee selected by the Administrator pursuant to the Administrator's authority in Section 2 below to receive Awards.

     (19) "Restricted Period" means the period set by the Administrator as it pertains to Deferred Stock or Restricted Stock awards pursuant to Section 6.

     (20) "Restricted Stock" means an award of shares of Stock granted pursuant to Section 6 subject to restrictions that will lapse with the passage of time or upon the attainment of performance objectives.

     (21) "Securities Act" means the Securities Act of 1933, as amended.

     (22) "Stock" means the common stock, $.001 par value, of the Company.

     (23) "Stock Option" means an option to purchase shares of Stock granted pursuant to Section 5.

Section 2. Administration.

   (a) Administration of Plan. The Plan shall be administered by the Board or by a Committee appointed by the Board, which shall serve at the pleasure of the Board; provided, however, that if the Stock is registered under Section 12 of the Securities Act and if the Committee does not consist solely of "Non-Employee Directors," as defined in Rule 16b-3 as promulgated by the Commission under the Exchange Act, and as such Rule may be amended from time to time, or any successor definition adopted by the Commission, then the Plan shall be administered, and each grant shall be approved, by the Board.

   (b) Power and Authority of Administrator. The Administrator shall have the power and authority to grant to Eligible Employees, pursuant to the terms of the Plan: (1) Stock Options (and Dividend Equivalent Rights attached to Stock Options), (2) Deferred Stock, (3) Restricted Stock, or (4) any combination of the foregoing.

   In particular, the Administrator shall have the authority:

     (i) to select those employees of the Company who are Eligible Employees;

     (ii) to determine whether and to what extent Stock Options, Dividend Equivalent Rights, Deferred Stock, Restricted Stock or a combination of the foregoing, are to be granted to Eligible Employees of the Company;

     (iii) to determine the number of shares of Stock to be covered by each such Award;

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any such Award including, but not limited to, (i) the restricted period applicable to Deferred Stock or Restricted Stock awards,
  (ii) the date or dates on which restrictions applicable to such Deferred Stock or Restricted Stock shall lapse during such period, and (iii) when and in what increments shares covered by Stock Options may be purchased and whether Dividend Equivalent Rights shall also be granted with Stock Options, subject to applicable rules and regulations and restrictions set forth herein;

     (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options (and any Dividend Equivalent Rights attached thereto), Deferred Stock, Restricted Stock or any combination of the foregoing;

     (vi) in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

     (vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and

     (viii) to otherwise supervise the administration of the Plan.

   (c) Finality of Administrator Decisions. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

   (d) Award Agreement. Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, to be executed by the Company and by the Participant, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a grant of Stock Options shall specify whether such Stock Options are intended to be Non-Qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-Qualified Stock Options.

Section 3. Stock Subject to Plan.

   (a) Aggregate Shares of Stock Available. Subject to the provisions of
Section 3(c) of the Plan, the total maximum aggregate number of shares of Stock reserved and available for issuance under the Plan shall be 1,000,000 shares; however, on January 1 of each year, beginning on January 1, 2002 such maximum aggregate number of shares of Stock shall be increased by an amount equal to the lesser of (a) 3.5% of the total number of shares of Stock outstanding on such anniversary date and (b) a lesser amount as determined by the Board. Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become null and void or otherwise be adversely affected solely because of a change in the number of shares of Stock that are issued and outstanding from time to time, provided that changes to the issued and outstanding shares of Stock may result in adjustments to outstanding Awards in accordance with the provisions of this Section 3.

   (b) Availability of Previously Allocated Shares of Stock Under Plan. To the extent that (i) a Stock Option expires or is otherwise terminated without being exercised or (ii) any shares of Stock subject to any Deferred Stock or Restricted Stock award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future Awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future Awards under the Plan.

   (c) Change in Corporate Structure. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, an appropriate substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and option price of shares subject to outstanding Awards granted under the Plan as may be determined by the Administrator, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion; provided, however, that with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

Section 4. Eligibility.

   (a) Officers and other key employees, directors and consultants and advisors of the Company who are responsible for, or contribute to, the management, growth and/or profitability of the business of the Company, shall be eligible to be granted Non-Qualified Stock Options, Dividend Equivalent Rights, Deferred Stock or Restricted Stock awards hereunder. Officers and other key employees of the Company shall also be eligible to be granted Incentive Stock Options hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Employees recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each Award.

   (b) Notwithstanding the foregoing, an Eligible Employee shall not be eligible to be granted an Award under this Plan if he/she is deemed to own more than 9.5% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Stock of the Company. For this purpose, the term "ownership" is defined in accordance with the Real Estate Investment Trust provisions of the Code, the constructive ownership provisions of section 544 of the Code, as modified by Section 856(1) (b) of the Code, and Rule 13d-3 of the Exchange Act.

Section 5. Stock Options for Eligible Employees.

   (a) Stock Option Awards. Stock Options may be granted to Eligible Employees alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a stock option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder. The prospective recipient of a Stock Option shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a "Stock Option Agreement") and has delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the Award date.

   The Stock Options granted under the Plan to Eligible Employees may be of two types: (x) Incentive Stock Options and (y) Non-Qualified Stock Options.

   (b) Types of Stock Options. The Administrator shall have the authority under this Section 5 to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options; provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

   (c) Terms and Conditions of Stock Option Grants. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall, in its sole discretion, deem desirable:

     (i) Option Price. The option price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Administrator, in its sole discretion, at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock, if any. The option price per share of Stock purchasable under a Non-Qualified Stock Option may be less than 100% of such Fair Market Value. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

     (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

     (iii) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that, except as provided herein or unless otherwise determined by the Administrator at or after grant, Stock Options shall be exercisable one year following the date of grant of the option. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Stock Option expires. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine in its sole discretion.

     (iv) Method of Exercise. Subject to Section 5(c)(iii), Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its cash equivalent, as determined by the Administrator. The Administrator may, in its sole discretion, accept payment in whole or in part on behalf of the Company (1) in the form of unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder (based, in each case, on the Fair Market Value of the Stock), (2) by cancellation of any indebtedness owed by the Company to the optionee, (3) by a full recourse promissory note executed by the optionee, (4) by requesting that the Company withhold whole shares of Common Stock then issuable upon exercise of the Stock Option (based on the Fair Market Value of the Stock), (5) by arrangement with a broker which is acceptable to the Administrator where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the shares underlying the option to the Company, or (6) by any combination of the foregoing; provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. Any payment in the form of stock already owned by the optionee may be effected by use of an attestation form approved by the Administrator. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the shares received upon the exercise of such Stock Option (to the extent of the number of shares of Restricted Stock surrendered upon exercise of such Stock Option) shall be restricted in accordance with the original terms of the Restricted Stock award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of
  Section 10.

     (v) Dividend Equivalent Rights. The Administrator may grant to a Participant a Dividend Equivalent Right along with a Stock Option. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Administrator may determine the amount of Stock Option on which a Dividend Equivalent Right attaches and the Administrator may impose such restrictions and conditions on any Dividend Equivalent Right as the Administrator in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

       (A) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Award
    Agreement, or, in the absence of such provision, as the Administrator may determine.

       (B) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Administrator specifies in the applicable Award Agreement; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Administrator, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

       (C) Termination of Dividend Equivalent Rights. As Stock is issued in connection with the exercise of a Stock Option, any Dividend Equivalent Right granted along with such Stock Option shall terminate with respect to such shares of Stock and the Participant shall no longer receive Dividend Equivalent Rights with respect such shares of Stock.

   (d) Surrender. The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to a grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted; provided, however, that should the Administrator so require, the number of shares subject to such new Stock Option shall not be greater than the number of shares subject to the surrendered Stock Option. Upon their surrender, the Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other Awards hereunder.

   (e) Loans. The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this paragraph and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine and (iv) be subject to Board approval. In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value of the shares of Stock covered by the option, or portion thereof, exercised by the holder and (y) any Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator; provided, however, that the term of the loan, including extensions, shall not exceed seven (7) years. Unless the Administrator determines otherwise, when a loan is made, shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

   (f) Transferability. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution. Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

   (g) Exercise Due to Death or Disability. If an optionee's employment with the Company terminates by reason of death or Disability, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after grant), by the legal representative of the optionee, by the legal representative of the estate of the optionee, or by the legatee of the optionee under the will of the optionee, for a period of at least six (6) months from the date of such death or disability (or such shorter period as the Administrator shall specify). In the event of a termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

   (h) Period of Exercise After Termination of Employment. Except as otherwise provided in this paragraph or otherwise determined by the Administrator, if an optionee's employment with the Company terminates for any reason other than death or Disability (except for termination for cause as defined by applicable law), the optionee must exercise his or her Stock Options, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after grant), within thirty (30) days from the date of such termination. If the optionee does not exercise his or her Stock Options within this thirty
(30) day period, the Stock Options automatically terminate, and such Stock Options become null and void.

   (i) Option Treatment. If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted to an optionee under this Plan and all other plans of the Company become exercisable for the first time by the optionee during any calendar year exceeds $100,000, then such Stock Options shall be treated as Non-Qualified Stock Options to the extent such exceeds $100,000.

Section 6. Deferred Stock and Restricted Stock.

   (a) Awards. Deferred Stock and Restricted Stock awards may be issued to Eligible Employees either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Employees, and the time or times at which grants of Deferred Stock or Restricted Stock awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Deferred Stock or Restricted Stock awards; the Restricted Period (as defined in paragraph 6(c) hereof) applicable to Deferred Stock or Restricted Stock awards; the performance objectives applicable to Deferred Stock or Restricted Stock awards; the date or dates on which restrictions applicable to such Deferred Stock or Restricted Stock awards shall lapse during such Restricted Period; and all other conditions of the Deferred Stock or Restricted Stock awards. The Administrator may also condition the grant of Deferred Stock or Restricted Stock awards upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Deferred Stock or Restricted Stock awards need not be the same with respect to each recipient.

   (b) Rights Conferred by Award Agreement. The prospective recipient of a Deferred Stock or Restricted Stock award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a "Deferred Stock Award Agreement" or "Restricted Stock Award Agreement" as appropriate) and has delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the Award date.

   (c) Stock Certificate. Except as provided below in this paragraph (c) of
Section 6, (1) each Participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock; and (2) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Impac Mortgage Holdings, Inc. 2001 Stock Option, Deferred Stock and Restricted Stock Plan and a Restricted Stock Award Agreement entered into between the registered owner and Impac Mortgage Holdings, Inc. Copies of such Plan and Agreement are on file in the offices of Impac Mortgage Holdings, Inc."

   The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

   With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the Participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.

   (d) Restrictions and Conditions. The Deferred Stock or Restricted Stock awards granted pursuant to this Section 6 shall be subject to the following restrictions and conditions:

     (i) Restrictions on Sale or Transfer. Subject to the provisions of the Plan and the Deferred Stock or Restricted Stock Award Agreements, during such period as may be set by the Administrator commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Deferred Stock or Restricted Stock awarded under the Plan. Within these limits, the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination, death or Disability or the occurrence of a "Change of Control" as defined in Section 9 below.

     (ii) Participant Rights. Except as provided in paragraph (d)(i) of this
  Section 6, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period. With respect to Deferred Stock awards, the Participant shall generally not have the rights of a shareholder of the Company, including the right to vote the shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Deferred Stock or Restricted Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

     (iii) Forfeiture Upon Termination of Employment. Subject to the provisions of the Deferred Stock or Restricted Stock Award Agreement and this Section 6, upon termination of employment for any reason during the Restricted Period, all shares subject to any restriction as of the date of such termination shall be forfeited by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Deferred Stock or Restricted Stock, plus simple interest on such amount at the rate of 8% per year.

Section 7. Amendment and Termination.

   (a) Changes to Plan. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of the Participant under any Award theretofore granted without such Participant's consent, or that without the approval of the stockholders (as described below) would:

     (i) except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

     (ii) change the employees or class of employees eligible to participate in the Plan;

     (iii) extend the maximum option period under Section 5 of the Plan.

   (b) Shareholder Approval. Notwithstanding the foregoing, shareholder approval under this Section 7 shall only be required at such time and under such circumstances as shareholder approval would be required under applicable federal and state laws, regulations and exchange or listing requirements.

   (c) Amendment of Awards. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3, no such amendment shall impair the rights of any holder without his or her consent.

Section 8. Unfunded Status of Plan.

   The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

Section 9. Change of Control.

   The following acceleration and valuation provisions shall apply in the event of a "Change of Control", as defined in paragraph (b) of this Section 9:

   (a) Board Actions Upon "Change of Control". In the event of a "Change of Control," (but prior to such Change of Control, as applicable) the Board may, without limitation and in its sole and absolute discretion, do any, or any combination, of the following:

     (i) declare that the restrictions applicable to any Restricted Stock, Deferred Stock or Stock Option awards under the Plan shall lapse or accelerate in full or in part, and that such shares and Awards shall be deemed fully or partially vested and exercisable;

     (ii) declare that some or all indebtedness incurred pursuant to paragraph (e) of Section 5 above shall be forgiven and the collateral pledged in connection with any such loan shall be released in full or in part;

     (iii) declare that the value of all or some of the outstanding Awards shall, to the extent determined by the Administrator at or after grant, be cashed out by a payment of cash or other property, as the Administrator may determine, on the basis of the "Change of Control Price" (as defined in paragraph (c) of this Section 9) as of the date the Change of Control occurs or such other date as the Administrator may determine prior to the Change of Control;

     (iv) permit the successor corporation (in the event of a Change of Control pursuant to subparagraph (b)(iii) of this Section 9), pursuant to a written agreement signed by the parties, to substitute equivalent Awards or provide substantially similar consideration to Participants as was or will be provided to stockholders after making any appropriate adjustment as such parties deem necessary or appropriate for restrictions attaching to such Awards, including, but not limited to, vesting and exercise price; or

     (v) declare the any unexercised Stock Options (including any Dividend Equivalent Rights) issued hereunder (or any unexercised portion thereof) shall terminate and cease to be effective.

   Notwithstanding the foregoing, if a Change of Control occurs pursuant to paragraph (b)(iii) of this Section 9 and if the events described in paragraphs
(a)(i), (a)(ii), (a)(iii) or (a)(iv) of this Section 9 would preclude an acquirer from using "pooling of interests" accounting to account for the acquisition and if such acquirer is relying on its ability to use such accounting method to consummate the event resulting in a Change of Control, then the events described in such paragraphs will only be permitted to the maximum extent allowable while still permitting the acquirer to account for the acquisition by the "pooling of interests" method.

   A Participant's individual Award may, but is not required to, provide what occurs upon a Change of Control. To the extent a Participant's individual Award determines what occurs upon a Change of Control, the terms of such Award shall be dispositive in the event of a Change of Control; provided that if the terms of such Participant's individual Award, together with the terms of any other Awards granted hereunder, pertaining to what occurs upon a Change of Control would materially impair an acquirer's ability to use the "pooling of interests" accounting method to account for the acquisition, as described in the immediately preceding paragraph, then the Board shall have, in its sole and absolute discretion, the right to modify (to the least extent possible and still permit the acquirer to use "pooling of interests") the terms of the Award, solely with respect to those terms pertaining to what occurs upon a Change of Control.

   (b) Definition of "Change of Control". For purposes of paragraph (a) of this
Section 9, a "Change of Control" shall be deemed to have occurred if:

     (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Stock of the Company) is or becomes after the Effective Date the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person or any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

     (ii) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this paragraph (b) of Section 9) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

     (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

   (c) "Change of Control Price". For purposes of this Section 9, "Change of Control Price" means the higher of (1) the highest price per share paid or offered in any transaction related to a Change of Control of the Company or (2) the highest price per share paid in any transaction reported on the exchange or national market system on which the Stock is listed, at any time during the preceding sixty day period as determined by the Administrator, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Administrator decides to cash out such options.

Section 10. General Provisions.

   (a) Restrictions on Transfer. The Administrator may require each person granted Awards to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

   All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange or national market system upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

   (b) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

   (c) Taxes. Each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

   (d) Indemnification. No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

   (e) Plan Does Not Convey Any Additional Rights, Contractual or
Otherwise. This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company and any employee, or to be consideration for or a condition of the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company, to interfere with the right of the Company to discharge or retire any employee thereof at any time. No employee shall have any right to or interest in Awards authorized hereunder prior to the grant of such Awards to such employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.

Section 11. Specific Performance.

   The Awards granted under this Plan and the Shares issued pursuant to the exercise of such Awards cannot be readily purchased or sold in the open market, and, for that reason among others, the Company and its stockholders will be irreparably damaged in the event that this Plan is not specifically enforced. In the event of any controversy concerning the right or obligation to purchase or sell any such Awards or Stock, such right or obligation shall be enforceable in a court of equity by a decree of a specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

Section 12. Invalid Provision.

   In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid unenforceable provision was not contained herein.

Section 13. Applicable Law.

   This Plan shall be governed by and construed in accordance with the laws of the State of California.

Section 14. Successors and Assigns.

   This Plan shall be binding on and inure to the benefit of the Company and the employees to whom an Option is granted hereunder, and such employees' heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

Section 15. Effective Date of Plan.

   The Plan became effective (the "Effective Date") on March 27, 2001.

Section 16. Term of Plan.

   No Stock Option, Deferred Stock or Restricted Stock award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

   IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this Plan by the Board on the day and year first above written, the Company has caused this Plan to be duly executed by its duly authorized officer.

                                          Impac Mortgage Holdings, Inc.,
                                          a Maryland corporation

                                          By: /s/ Ronald M. Morrison
                                             ----------------------------------
                                             Name: Ronald M. Morrision
                                             Title: Secretary

                         IMPAC MORTGAGE HOLDINGS, INC.

                               1401 Dove Street
                        Newport Beach, California 92660
                   Proxy for Annual Meeting of Stockholders

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Joseph R. Tomkinson and Richard J. Johnson, and each of them, as proxy holders, each with the power to designate a substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Common Stock of Impac Mortgage Holdings, Inc. held of record by the undersigned on April 30, 2001, at the Annual Meeting of Stockholders to be held on July 24, 2001 at 9:00 a.m. or any adjournments thereof. At their discretion, the proxy holders are authorized to vote such shares of Common Stock upon such other business as may properly come before the Annual Meeting.

     This proxy, when properly executed, will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted for such proposal.

     Please mark, date, sign and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

                        (To be Signed on Reverse Side)

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A[x] Please mark your
     votes as in this
     example.                      FOR all nominees             WITHHOLD
                                       listed at                AUTHORITY
1. Election of seven               right, except as         for all nominees
   directors listed at               marked below             listed below
   right with terms expiring  in          [_]                       [_]
   2002 at the Annual Meeting.

INSTRUCTIONS: To withhold a vote for an individual nominee(s), write the name of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).

--------------------------------------------------------------------------------

Nominees: Joseph R. Tomkinson
          William S. Ashmore
          James Walsh
          Frank P. Filipps
          Stephan R. Peers
          William E. Rose
          Leigh J. Abrahams


                                         FOR        AGAINST        ABSTAIN
2. Approval of KPMG LLP as the           [_]          [_]            [_]
   Company's independent auditors
   for the fiscal year ending
   December 31, 2001.

3. Approval of the Company's 2001        [_]          [_]            [_]
   Stock Option, Deferred Stock, and
   Restricted Stock Plan.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL 2 AND PROPOSAL 3.
A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL 2 AND PROPOSAL 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

WHETHER OF NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENCOURAGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.



Stockholder ___________________________________________  Dated: __________, 2001

Signature (if held jointly) ___________________________  Dated: __________, 2001

NOTE: Please sign as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.